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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


MetroGolf Incorporated
(Formerly The Vintage Group USA, Ltd.)
Denver, Colorado


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 17, 1996 relating to the consolidated financial statements of MetroGolf Incorporated (formerly The Vintage Group USA, Ltd.), our report dated May 24,1996 relating to the financial statements of Fremont Park Golf Center, our report dated May 3, 1996 relating to the financial statements of Illinois Center Golf Partners, L.P. and our report dated May 17, 1996 relating to the financial statements of Goose Creek Golf Partners Limited Partnership which are contained in that Prospectus, and of our report dated May 17, 1996 relating to the schedule of MetroGolf Incorporated, which is contained in Part II of the Registration Statement.


We also consent to the reference to us under the captions "Selected Consolidated Financial Data" and "Experts" in the Prospectus.

BDO Seidman, LLP


Denver, Colorado

September 17, 1996